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                                                                      EXHIBIT J

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated October 15, 2003, on the financial statements and financial highlights of VALIC Company II (comprised of Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Growth II Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Large Cap Value Fund, Moderate Growth Lifestyle Fund, Money Market II Fund, Small Cap Growth Fund, Small Cap Value Fund, Socially Responsible Fund, and Strategic Bond Fund) as of and for the year ended August 31, 2003 in the Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A No. 333-53589).

                                                              ERNST & YOUNG LLP

Houston, Texas
December 16, 2003